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                   AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS AMENDMENT dated as of December 16, 1999 (this "Amendment"), by and among HealthStar Corp., a Delaware corporation ("SELLER"), HealthStar, Inc., an Illinois corporation ("HSI"), and Beyond Benefits, Inc., a Delaware corporation ("PURCHASER"), is made to that certain Stock Purchase Agreement (the "Agreement") dated as of September 23, 1999 by and among Seller, HSI and Purchaser. All capitalized terms not defined herein shall have the meaning provided in the Agreement.

     WHEREAS, Section 9.1(b) of the Agreement provides that either party may terminate the Agreement if the transactions contemplated by the Agreement are not closed within ninety days of the date of the Agreement;

     WHEREAS, Seller does not anticipate complying with the provisions of
Section 8.1(b) of the Agreement within the above-referenced ninety-day period;

     WHEREAS, the parties desire to extend the ninety-day period to consummate the transactions contemplated under the Agreement;

     WHEREAS, the parties desire to amend the Purchase Price to alter the amount and type of consideration to be delivered at the Closing.

     NOW, THEREFORE, in consideration of the foregoing and the representatives, warranties, covenants and agreements as set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Section 1.2 of the Agreement shall be amended to read in its entirety as follows:

         "SECTION 1.2 PURCHASE PRICE. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, in consideration for the sale, assignment, transfer and delivery of the Shares, Purchaser shall pay Seller Ten Million Eight Hundred Fifty Thousand Dollars ($10,850,000) in cash (the "CLOSING PURCHASE PRICE"). The term "PURCHASE PRICE" as used herein shall mean and include the Closing Purchase Price and any Earnout Payments due on the terms and in the amounts set forth in SECTION 1.4."

2. Section 1.3 of the Agreement shall be amended to read in its entirety as follows:

         "SECTION 1.3 CLOSING. The sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held on or before November 15, 1999 at the offices of Morrison & Foerster LLP, Twelfth Floor, 19900 MacArthur Boulevard, Irvine, California 92612-2445, at 10:00 a.m. Pacific Time or such other place, time or date on which Seller and Purchaser may mutually agree in writing (the date on which the Closing takes place being the "CLOSING DATE"), and effective as of 12:01 a.m. on the Closing Date.



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         (a) At the Closing, Seller shall deliver or cause to be delivered to
         Purchaser (i) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock power duly executed in blank, and (ii) all other previously undelivered certificates and other documents required to be delivered by Seller to Purchaser at or prior to the Closing Date in connection with the transactions contemplated hereby including those documents and certificates required to be delivered by ARTICLE 8 hereof.

         (b) At the Closing, Purchaser shall deliver to Seller (i) the
         Closing Purchase Price by wire transfer of immediately available funds to an account or account designated by Seller, and (ii) all other previously undelivered certificates and other documents required to be delivered by Purchaser to Seller at or prior to the Closing
         Date in connection with the transactions contemplated hereby including those documents and certificates required to be delivered by ARTICLE 8 hereof."

3. All references in the Agreement to "Purchaser's Shares" shall be deleted, including the deletion of Sections 1.8, 2.29, 4.7, 4.8, 4.10 and 10.5 in their entirety and all other representations, warranties and covenants by any party, solely to the extent such representations, warranties and covenants relate to the Purchaser's Shares, shall be deleted, null and void.

4. The opinion letter from Morrison & Foerster LLP to be delivered after Closing pursuant to Section 8.3(d) of the Agreement shall be approximately modified to delete any opinions, of portions thereof, which relate to the authorization and issuance of the Purchaser's Shares.

5.  Section 9.1(b) shall be amended to read in its entirety as follows:

      "by either Seller or Purchaser if the transactions contemplated hereby shall not have been consummated by February 20, 2000;

6. Nothing in this Amendment shall be construed as a waiver of, or amendment to, any term or condition of the Agreement other than as expressly set forth herein.

7. This Amendment may be executed in multiple counterparts, all of which shall together be considered out and the same agreement.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.


HealthStar Corp.,
    a Delaware corporation

By: /s/ Steven A. Marcus
    --------------------------------

Name: Steven A. Marcus
    --------------------------------

Title: Vice President & CFO
    --------------------------------


HealthStar Inc.,
    an Illinois corporation

By: /s/ Stephen J. Carder
    --------------------------------

Name: Stephen J. Carder
    --------------------------------

Title: President
    --------------------------------


Beyond Benefits, Inc.,
    a Delaware corporation

By: /s/ Barbara E. Rodin
    --------------------------------

Name: Barbara E. Rodin
    --------------------------------

Title: President
    --------------------------------



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